January 23, 2003


The Board of Directors of
  Altair Nanotechnologies Inc.
1725 Sheridan Avenue
Suite 140
Cody, Wyoming  82414


Dear Sirs/Mesdames:


Re:      Registration Statement on Form S-3

We have acted as Ontario counsel to Altair Nanotechnologies Inc., a corporation incorporated under the Canada Business Corporations Act (the "Corporation"), in connection with the preparation of the Corporation's Registration Statement on Form S-3, File No. 333-111416, (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of up to 5,000,000 common shares (the "Common Shares") of the Corporation for sale from time to time by the Corporation. In connection with the opinions hereinafter expressed, we have conducted or caused to be conducted such searches as we have considered necessary, advisable or relevant. We have also prepared or examined all such documents, corporate records of the Corporation, certificates of officers of the Corporation, and other materials as we considered advisable or relevant. We have also examined such statutes, corporate and public records and other documents including certificates or statements of public officials, and considered such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. For the purposes of the opinions set forth below, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity at all relevant times of any natural person signing any such document.

We are solicitors qualified to carry on the practice of law in the Province of Ontario only. We express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable to the Corporation as such laws exist on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that, with respect to any offering of Common Shares under the Registration Statement, when
(i) the Registration Statement, as finally amended, has become effective; (ii) an appropriate prospectus supplement with respect to the Common Shares has been prepared, filed and delivered in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the applicable rules under the Securities Act; (iii) if the Common Shares are to be sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Common


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Shares and  related  matters,  including,  but not  limited to the price of such
Common Shares; (v) the Company has received the consideration in cash determined by the Board of Directors to be adequate for the Common Shares; and (vi) the terms of the Common Shares and of their issuance and sale have been duly established in conformity with the operative articles of incorporation and bylaws of the Company and the Canada Business Corporations Act so as not to violate any applicable law, the operative articles of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm under "Legal Matters" in the prospectus which constitutes a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,


/s/ Goodman and Carr LLP
----------------------------

JG:jm



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